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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         DATE OF REPORT (Date of earliest event reported): June 15, 1999



                             DANIEL INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)


        Delaware                      1-6098                     74-1547355
(State of Incorporation)       (Commission File No.)          (I.R.S. Employer
                                                             Identification No.)



                 9753 Pine Lake Drive
                    Houston, Texas                                 77055
         (Address of Principal Executive Offices)                (Zip Code)






       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 467-6000


================================================================================





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ITEM 5.  OTHER EVENTS

         In connection with the execution and delivery of the Agreement and Plan of Merger dated May 12, 1999 (the "Merger Agreement"), by and among Emerson Electric Co. ("Emerson"), Emersub LXXIV, Inc. and Daniel Industries, Inc. (the "Company"), the Company's Board of Directors approved an amendment, effective as of May 12, 1999, to the Company's Rights Agreement (the "Agreement") (i) to exclude Emerson and its subsidiaries and affiliates as "Acquiring Persons" under the Agreement and (ii) to provide that no Distribution Date (as defined in the Agreement) would occur by reason of the approval or execution of the Merger Agreement, the announcement or consummation of a tender offer by Emersub LXXIV, Inc. to purchase all the issued and outstanding shares of the Company at $21.25 per share, the subsequent merger of Emersub LXXIV, Inc. with and into the Company or any of the other transactions contemplated by the Merger Agreement. Other amendments to the Agreement, including the elimination of the disinterested director requirement for taking certain actions under the Agreement, had already been approved.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits

               4.1 First Amendment to Rights Agreement Rights Agreement, dated as of May 12, 1999, between Daniel Industries, Inc. and EquiServe Trust Company, N.A. (successor to Wachovia Bank and Trust Company, N.A.)



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  DANIEL INDUSTRIES, INC.


Dated:  June 15, 1999                             /s/ James M. Tidwell
                                                  ------------------------------
                                                  James M. Tidwell
                                                  Executive Vice President
                                                  and Chief Financial Officer



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                                 EXHIBIT INDEX

          Exhibit No.                           Description
          ----------                            -----------
               4.1  First Amendment to Rights Agreement Rights Agreement, dated as of May 12, 1999, between Daniel Industries, Inc. and
                    EquiServe Trust Company, N.A. (successor to Wachovia Bank
                    and Trust Company, N.A.)